Exhibit 99.1

QUALITY CIRCUIT ASSEMBLY, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014 (audited)
AND MARCH 31, 2016 AND 2015 (unaudited)

Table of Contents

Page

Reports of Independent Registered Public Accounting Firms

Report of MaloneBailey, LLP	F-2

Financial Statements:

Balance Sheets	F-3

Statements of Operations	F-4

Statements of Stockholders' Equity	F-5

Statements of Cash Flows	F-6

Notes to Financial Statements	F-7 to F-12

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of
Quality Circuit Assembly, Inc.
San Jose, California

Report on the Financial Statements

We have audited the accompanying financial statements of Quality Circuit Assembly, Inc., which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Opinion
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Quality Circuit Assembly Inc. as of December 31, 2015 and 2014 respectively, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
August 24, 2016

QUALITY CIRCUIT ASSEMBLY, INC.
BALANCE SHEETS

	3/31/2016	12/31/2015	12/31/2014
	(Unaudited)	(Audited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash	$222,825	$365,221	$224,290
Accounts receivable	1,095,419	1,091,953	1,038,192
Inventory	949,785	949,362	910,960
Prepaids	53,535	12,193	13,047
Total current assets	2,321,564	2,418,729	2,186,489

NON-CURRENT ASSETS:
Property, plant and equipment	1,356,711	1,356,711	1,522,164
Less: Accumulated depreciation	(1,223,940)	(1,190,448)	(1,270,339)
Net Property, plant and equipment	132,771	166,263	251,825

Total non-current assets	132,771	166,263	251,825

TOTAL ASSETS	$2,454,335	$2,584,992	$2,438,314

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$652,628	$655,942	$505,960
Credit Card payable	-	25,043	17,152
Accrued expenses	141,444	91,941	123,388
Notes payable	-	19,940	19,344
Notes payable, related parties	-	10,000	-
Income tax payable	-	45,410	210,969
Deferred revenue	202,049	202,049	-
Total current liabilities	996,121	1,050,325	876,813

NON-CURRENT LIABILITIES:
Long-term debt	-	39,522	59,460
Deferred tax liability	25,327	21,560	6,499
Total non-current liabilities	25,327	61,082	65,959

TOTAL LIABILITIES	1,021,448	1,111,407	942,772

STOCKHOLDERS' EQUITY:
Common stock	240,000	240,000	240,000
Dividends	(129,253)	(129,253)	-
Accumulated earnings	1,322,140	1,362,838	1,255,542
Total stockholders' equity	1,432,887	1,473,585	1,495,542
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,454,335	$2,584,992	$2,438,314

The accompanying notes are an integral part of these financial statements.

QUALITY CIRCUIT ASSEMBLY, INC.
STATEMENTS OF OPERATIONS

	For Three Months Ended		For the Year Ended
	3/31/2016	3/31/2015	12/31/2015	12/31/2014
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Revenue	$1,788,654	$1,844,084	$7,513,844	$6,671,747
Cost of revenue	1,337,083	1,391,216	5,736,354	4,944,783
Gross Profit	451,571	452,868	1,777,490	1,726,964

Operating expenses:
General and administrative expenses	490,091	334,047	1,404,526	1,367,057
Depreciation	33,492	33,492	100,280	88,845
Amortization	-	-	-	-
Total operating expenses	523,583	367,539	1,504,806	1,455,902
Income/(Loss) from operations	(72,012)	85,329	272,684	271,062

Other expenses
Interest expense	456	655	2,064	3,862
(Gain) on disposal of fixed assets	-	-	(34,062)	-
Total other expenses	456	655	(31,998)	3,862

Income/(Loss) before income tax	(72,468)	84,674	304,682	267,200

Income tax	(31,770)	37,121	197,386	165,901

Net Income/(Loss)	$(40,698)	$47,553	$107,296	$101,299

Weighted average shares outstanding :
Basic	240,000	240,000	240,000	240,000
Diluted	240,000	240,000	240,000	240,000

Loss per share
Basic	$(0.17)	$0.20	$0.45	$0.42
Diluted	$(0.17)	$0.20	$0.45	$0.42

The accompanying notes are an integral part of these financial statements.

QUALITY CIRCUIT ASSEMBLY, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Common Stock
	Shares	Share Capital	Distributions (Dividend)	Retained Earning	Total Stockholders' Equity
Balance - December 31, 2013	240,000	$240,000	$-	$1,154,243	$1,394,243

Net Income (Loss)				101,299	101,299

Balance - December 31, 2014 (audited)	240,000	$240,000	$-	$1,255,542	$1,495,542

Net Income (Loss)				107,296	107,296
(Dividend)			(129,253)		(129,253)

Balance - December 31, 2015 (audited)	240,000	$240,000	$(129,253)	$1,362,838	$1,473,585

Net Income (Loss)				(40,698)	(40,698)

Balance - March 31, 2016 (unaudited)	240,000	$240,000	$(129,253)	$1,322,140	$1,432,887

The accompanying notes are an integral part of these financial statements.

QUALITY CIRCUIT ASSEMBLY, INC.
STATEMENT OF CASH FLOWS

	For Three Months Ended		For the Year Ended
	3/31/2016	3/31/2015	12/31/2015	12/31/2014
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
OPERATING ACTIVITIES:
Net Income/(Loss)	$(40,698)	$47,553	$107,296	$101,299
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	33,492	33,492	100,280	88,845
(Gain) on distribution of fixed assets	-	-	(34,062)	-
Change in current assets and liabilities:
Accounts receivable	(3,466)	(252,027)	(53,761)	(71,671)
Inventory	(423)	(415,114)	(38,402)	48,090
Prepaids	(41,342)	13,047	854	(13,047)
Accounts payable	(3,314)	545,887	149,982	(110,758)
Accrued expenses	24,461	(8,238)	(23,556)	(124,203)
Deferred revenue	-	-	202,049	-
Taxes payable	(41,645)	(74,106)	(150,498)	208,633
Net cash provided by (used in) operating activities	(72,935)	(109,506)	260,182	127,188

INVESTING ACTIVITIES:
Capital expenditures	-	(12,065)	(79,304)	(18,513)
Net cash used in investing activities	-	(12,065)	(79,304)	(18,513)

FINANCING ACTIVITIES:
Proceeds from issuances of notes payable, related party	-	-	45,000	-
Repayments of notes payable	(59,461)	(4,770)	(19,342)	(22,399)
Repayments of related party loan	(10,000)	-	(35,000)	(72,624)
Dividends	-	-	(30,605)	-
Net cash used in financing activities	(69,461)	(4,770)	(39,947)	(95,023)

NET INCREASE IN CASH	(142,396)	(126,341)	140,931	13,652

CASH, BEGINNING BALANCE	365,221	224,290	224,290	210,638

CASH, ENDING BALANCE	$222,825	$97,949	$365,221	$224,290

CASH PAID FOR:
Interest	$456	$655	$2,362	$3,862
Income taxes	$47,500	$118,435	$350,952	$-

NON CASH TRANSACTION:
Distribution of fixed assets to owners	$-	$-	$98,648	$-

 The accompanying notes are an integral part of these financial statements.

QUALITY CIRCUIT ASSEMBLY, INC.
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Description of Business
Quality Circuit Assembly, Inc. ("Quality Circuit Assembly," "we," or "us"), is a wire harness and printed circuit board assembler with locations in San Jose and San Diego, CA.  Quality Circuit Assembly mainly serves the Pacific Northwest.
Note 2 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying audited financial statements present the balance sheets, statements of operations, stockholders' equity and cash flows of Quality Circuit Assembly. The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

The unaudited condensed consolidated financial statements were prepared by Quality Circuit Assembly, pursuant to the rules and regulations of the Securities Exchange Commission.  The information furnished herein reflects all adjustment (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating result for the respective periods.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires Quality Circuit Assembly to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.  These estimates and judgments are based on historical information, information that is currently available to Quality Circuit Assembly and on various other assumptions that Quality Circuit Assembly believes to be reasonable under the circumstances.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days.  Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds.  The carrying value of those investments approximates fair value. As of December 31, 2015 and 2014, and as of March 31, 2016 (unaudited), Quality Circuit Assembly had no cash equivalents.

From time to time, Quality Circuit Assembly held deposits over the FDIC insured amount of $250,000.

Accounts Receivable

Quality Circuit Assembly maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Quality Circuit Assembly had no allowance for uncollectible accounts as of December 31, 2015 and 2014, and as of March 31, 2016 (unaudited).  Quality Circuit Assembly carries accounts receivable insurance.  Therefore, no allowance for uncollectible accounts is needed.

Major Customers

During the year ending December 31, 2014, Quality Circuit Assembly had two customers that made up approximately 50% of total revenues.  During the year ending December 31, 2015, Quality Circuit Assembly had two customers that made up approximately 62% of total revenues.  During the unaudited three months ending March 31, 2016, Quality Circuit Assembly had two customers that made up 57% of total revenues.  All other customers were less than 10% each of total revenues in each period.

As of December 31, 2014, Quality Circuit Assembly had two customers that made up approximately 73% of total accounts receivable of which no significant amount was deemed uncollectible or uncollected.  As of December 31, 2015, Quality Circuit Assembly had two customers that made up approximately 71% of total accounts receivable of which no significant amount was deemed uncollectible or uncollected.  As of March 31, 2016 (unaudited), Quality Circuit Assembly had one customer that made up approximately 50% of total accounts receivable of which no significant amount was deemed uncollectible or uncollected.  All other customers were less than 10% each of total accounts receivable as of each balance sheet date.

Inventory

Inventory, consisting of raw materials, work in progress and finished goods, is valued at the lower of the inventory's cost or market, using the average cost method to determine the cost. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower.
Property and Equipment
Property and equipment are carried at cost less depreciation. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets.  Useful lives are five years for automobiles and trucks, and for machinery and equipment, and seven years for office furniture, fixtures, and software.
Maintenance and repair costs are charged against income as incurred.  Significant improvements or betterments are capitalized and depreciated over the estimated life of the asset.
Impairment of Long-lived Assets

Management monitors events and changes in circumstances that could indicate long-lived assets, including intangible assets, may not be recoverable.  Whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, an impairment loss is recorded.  Quality Circuit Assembly recorded no impairment on its long-lived assets during the years ended December 31, 2015 and 2014, or the three months ended March 31, 2016 (unaudited).

Fair Value Measurement

Quality Circuit Assembly's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and shareholder loans.  The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Revenue Recognition

We recognize revenue either FOB Origin or FOB Destination dependent upon the contract with the customer.

We consider revenue recognizable when persuasive evidence of an arrangement exists, the price is fixed or determinable, goods or services have been shipped or delivered, and collectability is reasonably assured. These criteria are assumed to have been met if a customer orders an item, the goods or services have been shipped or delivered to the customer, and we have sufficient evidence of collectability, such a payment history with the customer. Our records at December 31, 2015 and 2014, and at March 31, 2016 (unaudited), have been sufficient to satisfy all of the four requirements. Revenue has been recognized for all amounts billed prior to December 31, 2015 and December 31, 2014, and prior to March 31, 2016 (unaudited).

Income taxes

We record income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carry forwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a more-likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry forward periods, our experience with operating loss and tax credit carry forwards not expiring unused, and tax planning alternatives.

Significant judgment is required in evaluating our tax positions and determining our provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes.

In November 2015, the Financial Accounting Standards Board ("FASB") issued updated accounting guidance on balance sheet classification of deferred taxes, ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. This update provides for simplified presentation of deferred income taxes. Deferred tax liabilities and assets are now required to be classified as noncurrent in a classified statement of financial position. This guidance is effective within those annual reporting periods that begin after December 31, 2016, and interim periods within those annual periods and allows for full prospective or retrospective application. Early adoption is permitted. Quality Circuit Assembly has elected early adoption in accordance with the guidance.

Note 3 – Inventory

Inventory is categorized in three areas.  Below is a list of balances for each area and period.

	Mar 31, 2016	Dec 31, 2015	Dec 31, 2014
	(Unaudited)
Raw materials	$463,024	$391,845	$396,388
WIP	309,939	351,697	333,712
Finished goods	163,822	192,820	167,860
In-Transit	13,000	13,000	13,000
	$949,785	$949,362	$910,960

Note 4 – Fixed Assets

Quality Circuit Assembly depreciates fixed assets on the straight-line method over the assets useful life.  Useful lives are five years for automobiles and trucks, and for machinery and equipment, and seven years for office furniture, fixtures, and software.  Depreciation expense for the years ending December 31, 2015 and 2014, were $100,280 and $88,845, respectively.  For the unaudited three months ending March 31, 2016 and 2015, depreciation expense were $33,492 and $33,492, respectively.

Below is a list of fixed assets by category.

	Mar 31, 2016	Dec 31, 2015	Dec 31, 2014
	(Unaudited)
Automobiles & trucks	$-	$-	$238,155
Machinery & Equipment	1,191,843	1,191,843	1,119,141
Office furniture & fixtures and software	164,868	164,868	164,868
Less: Accumulated Depreciation	(1,223,940)	(1,190,448)	(1,270,339)
	$132,771	$166,263	$251,825

Note 5 – Debt

As of December 31, 2015 Quality Circuit Assembly had non-related-party debt of $59,462.  This debt is in the form of 6- month and 72-month term car loans with interest rates of 2.06% and 4.83%, respectively, and ending in 2018 and 2019, respectively.  Interest expense on debt for the periods ending December 31, 2015 and 2014, was $2,364 and $3,000, respectively.  Interest expense on debt for the unaudited three months ending March 31, 2016 and 2015, was $456 and $655, respectively.

The schedule of payments for debt is as follows

	2016	2017	2018	2019	Total
Loan Payable	$19,940	$20,633	$17,279	$1,610	$59,462

Note 6 - Leases

Quality Circuit Assembly conducts its operations from an office located in San Jose, CA, for which in 2014 and 2015 we paid rent of approximately $17,000 and $18,000, respectively, per month.  All rent has been paid through December 31, 2015.  The lease expires December 31, 2016, and Quality Circuit Assembly is in negotiations to extend the lease to December 31, 2021.  Rent expense for the years ending December 31, 2015 and 2014, was $234,174 and $281,192, respectively.  Rent expense for the unaudited three months ending March 31, 2016 and 2015, was $58,459 and $55,809, respectively.

Note 7 - Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For the years ending December 31, 2015 and 2014, the deferred tax liability was $21,560 and $6,499, respectively.  For the unaudited three months ending March 31, 2016 the deferred tax liability was $25,327.  The difference is due to long-lived assets, book versus tax depreciation, and amortization.  Examinations for periods from July 1, 2013, are still open for examination but management believes that adequate accruals have been provided for all open years.

Note 8 – Related Party Transactions

At December 31, 2015, Quality Circuit Assembly had one outstanding note payable to officers and directors of Quality Circuit Assembly.  The note payable is unsecured, non-interest bearing and payable upon demand.  The note payable amount outstanding at December 31, 2015 and 2014, was $10,000 and $0, respectively.  Payments were $72,624 in 2014, $35,000 in 2015, and $10,000 in 2016.

Related Party Notes Payable
	Borrowings		Payments		Related Party Note Payable Balance
Balance - December 31, 2014	$		$		$-

Borrowings		45,000			45,000
Payments				(35,000)	(35,000)

Balance - December 31, 2015		$45,000		$(35,000)	$10,000

Payments				(10,000)	(10,000)

Balance - March 31, 2016 (unaudited)		$45,000		$(45,000)	$-

The note was paid in full in February 2016 and there are no other obligations or terms associated with this note.

For the year ended December 31, 2014 Quality Circuit Assembly had rent expense of $50,000 with Nancy Moss and Madu Hargreaves, the wives of the two owners.
In 2015, there were disbursements of assets and cash to the owners in the amounts of $98,648 and $30,605, respectively.

Note 10 – Subsequent Event

On April 1, 2016, Quality Circuit Assembly was purchased by Alpine 4 Technologies Ltd. ("Alpine 4"), and became a wholly owned subsidiary of Alpine 4.  The purchase price was $5,000,000, with $3,000,000 paid in cash and $2,000,000 in convertible notes, secured by a subordinated security interest in the assets of Quality Circuit Assembly.  The Sellers have the opportunity to convert the notes into shares of Alpine 4's Class A common stock at a conversion price of $10 per share after 12 months.  The notes bear interest at 5% with first payment due July 1, 2016, and payable in full in 36-months (namely, July 1, 2019).  As part of the transaction, Quality Circuit Assembly entered into an agreement with Celtic Capital to provide a letter of credit on accounts receivable and inventory, as well as a 60-month term loan on machinery and equipment.  The balance on the letter of credit and term loan are approximately $1,100,000.  Quality Circuit Assembly also entered into a 15-year lease on a property in San Diego, CA, in connection with the purchase by Alpine 4.  The lease is recorded as a financing obligation lease with the following minimum lease payments.

	2016	2017	2018	2019	2020	Total
Capital Lease	$422,997	$571,499	$584,763	$599,382	$614,366	$2,793,007

Quality Circuit Assembly also has a commitment to pay $276,000 towards Leasehold Improvements over the first year of the lease.

On April 1, 2016, Quality Circuit Assembly entered into an employment agreement with Terry Protto, pursuant to which Mr. Protto agreed to serve as President.  Pursuant to the agreement, Quality Circuit Assembly will pay Mr. Protto an annual salary of $120,000. Additionally, 500,000 shares of Alpine 4 Class A common stock were issued to Mr. Protto on May 15, 2016.  The shares are fully vested and non-cancelable.

The balance of non-related party term debt of $59,462 was paid off in March of 2016.

Subsequent events have been evaluated through August 17, 2016.